UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 24, 2009

(Date of earliest event reported)

Pioneer Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation)	333-103293 (Commission File Number)	44-0607504 (I.R.S. Employer Identification No.)

4700 Belleview Avenue, Suite 300

Kansas City, Missouri 64112

(Address of principal executive office)(Zip Code)

(816) 756-2020

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)       On December 23, 2009, in lieu of a special meeting of the shareholders of Pioneer Financial Services, Inc. ("PFS"), the sole shareholder of PFS, Mid-Country Financial Corp. ("MCFC"), by unanimous consent approved the Second Amended and Restated Articles of Incorporation. The

Second Amended and Restated Articles of Incorporation ("Restated Articles"), among other things, provided that the size of the Board of Directors ("Board") shall be governed by the bylaws of PFS ("Bylaws"). PFS filed the Restated Articles and related certificate of amendment ("Certificate") with the Secretary of State of the State Missouri on December 24, 2009. The Restated Articles became effective on December 24, 2009. The Restated Articles are attached hereto as Exhibit 3.1 and are incorporated by reference herein. The Certificate is attached hereto as Exhibit 3.2 and is incorporated by reference herein.

On December 23, 2009, pursuant to the Bylaws and in connection with the amendment to PFS's articles of incorporation, but only effective with the filing of the Certificate, the Board increased the size of the Board from one member to four members and appointed Robert F. Hatcher, Laura V. Stack and Joe B. Freeman to fill the resulting vacancies. MCFC ratified, approved and confirmed these actions. The Restated Articles and the appointment of the new directors became effective on December 24, 2009.

Because PFS is a wholly-owned subsidiary of MCFC, PFS does not have separate committees that perform audit, nominating and compensation committee functions. The full Board fulfills these functions. Accordingly, none of the new directors were appointed to a committee of the Board.

Ms. Stack is the Chief Financial Officer of PFS and has an employment agreement dated January 30, 2007 with PFS. Ms. Stack has no arrangements or understandings with PFS pursuant to which Ms. Stack was selected or appointed as a director of PFS. PFS is not aware of any transactions involving Ms. Stack that are reportable under Item 404(a) of Regulation S-K.

Mr. Freeman is the Chief Operating Officer of PFS and has an employment agreement dated January 30, 2007 with PFS. Mr. Freeman has no arrangements or understandings with PFS pursuant to which Mr. Freeman was selected or appointed as a director of PFS. PFS is not aware of any transactions involving Mr. Freeman that are reportable under Item 404(a) of Regulation S-K.

As described in PFS's annual report on Form 10-K, Ms Stack and Mr. Freeman are also employed by the Military Division of MidCountry Bank, a wholly-owned subsidiary of MCFC and an affiliate of PFS (the "Bank"). None of the executive officers of PFS are compensated by PFS, but are compensated by MCFC and the Bank.

Mr. Hatcher is the President and Chief Executive Officer of MCFC and accordingly has an employment arrangement with MCFC. MCFC receives dividends and distributions from PFS each year as disclosed in PFS's quarterly reports on Form 10-Q and annual reports on Form 10-K. Mr. Hatcher has no arrangements or understandings with PFS pursuant to which Mr. Hatcher was appointed or selected director of PFS. PFS is not aware of any transactions involving Mr. Hatcher that are reportable under Item 404(a) of Regulation S-K.

None of the directors will receive any compensation for their services as directors of PFS.

Item 9.01	Final Statements and Exhibits

Number	Description

3.1	Second Amended and Restated Articles of Incorporation of PFS
3.2	Certificate of Amendment of the Amended and Restated Articles of Incorporation of PFS

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER FINANCIAL SERVICES, INC.

By:	/s/ Thomas H. Holcom, Jr.
Thomas H. Holcom, Jr.
Chief Executive Officer and President

Date: December 24, 2009